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Exhibit 10.11

FIRST AMENDMENT TO OPERATION AND MAINTENANCE AGREEMENT

        This First Amendment to Operation and Maintenance Agreement (the "First Amendment") is made and entered into as of February 8, 2007, by and between KGEN MURRAY I AND II LLC, a Delaware limited liability company (the "Company"), and DUKE ENERGY MURRAY OPERATING, LLC, a Delaware limited liability company (the "Operator"). The Company and the Operator are sometimes referred to, individually, as a "Party" or, collectively, as the "Parties".

RECITALS

        A.    WHEREAS, the Company and Operator have entered into that certain Operation and Maintenance Agreement, dated as of August 5, 2004 (the "O&M Agreement"); and

        B.    WHEREAS, the Parties desire to amend the O&M Agreement;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Section 1.    Defined Terms.

        Capitalized terms used in this First Amendment and not defined herein shall have the meanings assigned to such terms in the O&M Agreement.

Section 2.    Amendments.

        (a)   The terms "O&M Account," "Reimbursement Agreement," "Reimbursement Agreement Default," "Reimbursement Documents," and "Retained Obligations" are hereby deleted from Section 1.1 of the O&M Agreement and wherever such terms otherwise appear in the O&M Agreement.

        (b)   Section 3.19 of the O&M Agreement is hereby amended by replacing the reference to "Duke Capital" with "Duke Energy Corporation".

        (c)   Section 5.2 of the O&M Agreement is hereby amended by deleting it in its entirety and replacing it with the word "[Reserved]."

        (d)   Section 6.1 of the O&M Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

        "Section 6.1    Initial Term.    This Agreement shall become effective upon full execution and delivery of this Agreement. The initial term of this Agreement shall commence on the Commencement Date and, unless earlier terminated in accordance with the terms and conditions of this Article 6, shall expire on May 31, 2012.".

Section 3.    Release.

        Reference is made to the Guaranty Agreement dated August 5, 2004 ("Owner Guaranty") made by KGen Partners LLC, KGen Enterprise LLC, KGen Hinds LLC, KGen Hot Spring LLC, KGen Marshall LLC, KGen New Albany LLC, KGen Sandersville LLC, KGen Southaven LLC for the benefit of the Operator. Operator hereby releases and discharges each of KGen Enterprise LLC, KGen Marshall LLC, KGen New Albany LLC, and KGen Southaven LLC (collectively, the "Released Obligors") from all present and future claims, liabilities and obligations under the Owner Guaranty and acknowledges that none of the Released Obligors shall have any liability under the Owner Guaranty in respect thereof. Except to the extent provided in the preceding sentence, the Owner Guaranty remains in full force and effect.

Section 4.    Legal Effect.

        This First Amendment shall be effective upon the Company delivering written notice to the Operator that (A) either (i) the Company's current lenders have consented to this First Amendment or (ii) such lenders have been repaid in full; and (B) the Reimbursement Agreement has been terminated. The Company covenants that pending the delivery of such notice, it shall keep Operator reasonably informed of material developments regarding the matters referenced in (A) and (B). Except as expressly modified by the terms of this First Amendment, the O&M Agreement remains unchanged and in full force and effect.

Section 5.    Miscellaneous.

        (a)    No Waiver.    No failure to exercise and no delay in exercising, on the part of the Party, any right, remedy, power or privilege provided herein or by statute or at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        (b)    Amendment and Waivers.    Any term of this First Amendment may be amended only with the written consent of both the Operator and the Company. The observance of any term of this First Amendment may be waived only if such waiver is in writing signed by the Party waiving such term.

        (c)    Successors and Assigns.    Neither this First Amendment nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise except in accordance with Section 13.6 of the O&M Agreement. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. This First Amendment is not intended to confer upon any person other than the Parties any rights or remedies; provided that each of the Released Obligors and their respective successors and assigns shall be express third party beneficiaries of the provisions of Section 3 and are entitled to enforce the same.

        (d)    Severability.    Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        (e)    Headings.    The headings of this First Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        (f)    GOVERNING LAW.    THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        (g)    Counterparts.    This First Amendment may be executed in any number of counterparts, each of which will shall be an original, but all of which together shall constitute one instrument.

        (h)    Entire Agreement.    This First Amendment sets forth the entire agreement of the parties hereto with respect to its subject matter, and supersedes all previous understandings, written or oral, with respect thereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first above written.

KGEN MURRAY I AND II LLC, a Delaware limited liability company
By:	/s/ DONALD E. BOYD
	Name:	Donald E. Boyd
	Title:	Executive Vice President
DUKE ENERGY MURRAY OPERATING, LLC, a Delaware limited liability company
By:	/s/ CURTIS H. DAVIS
	Name:	Curtis H. Davis
	Title:	Vice President

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  Exhibit 10.11
FIRST AMENDMENT TO OPERATION AND MAINTENANCE AGREEMENT